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                                                                    Exhibit 99.9

                    GREAT AMERICAN FINANCIAL RESOURCES, INC.

                 DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM

         This form is to be used only by the Depository Trust Company ("DTC") participants to exercise the Over-subscription Privilege for Rights with respect to which the Basic Subscription Privilege was exercised in full and delivered through the facilities of DTC. All other exercise of Over-subscription Privileges must be effected by the delivery of Rights Certificate(s).

         The terms and conditions of the Offering are set forth in the Prospectus dated August _, 2003 (the "Prospectus") of Great American Financial Resources, Inc. (the "Company") and are available upon request from Securities Transfer Company, the Subscription Agent. Terms used but not defined herein have the meaning ascribed to them in the Instructions as to Use of Rights Certificates contained as Annex A to the Prospectus.

         VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., EASTERN TIME, ON SEPTEMBER _, 2003, UNLESS EXTENDED BY THE COMPANY (THE "EXPIRATION DATE").

                                 --------------

         1. The undersigned hereby certifies to the Company and Securities Transfer Company, as the Subscription Agent, that it is a participant in DTC and that it has either (i) exercised the Basic Subscription in respect of Rights in full and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Basic Subscription Privilege in full and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

         2. The undersigned hereby exercises the Over-subscription Privilege to purchase, to the extent available, _________Underlying Shares (as defined in the Prospectus) and certifies to the Company and the Subscription Agent that such Over-subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Privilege has been exercised in full. A true and correct Nominee Holder Over-subscription Certification is attached as Exhibit A hereto.

         3. The undersigned understands that payment of the Subscription Price of $[ ] per Underlying Share subscribed for pursuant to the Over-subscription Privilege must be received by the Subscription Agent before the Expiration Date and represents that such payment in the aggregate amount of $ ______, either (check appropriate box):

         [ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

                                       or

         [ ]      is being delivered to the Subscription Agent herewith

                                       or

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         [ ]      has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

         [ ]      Wire transfer of funds directed to

                  Name of transferor institution: __________________________

                  Date of transfer:__________________________

                  Confirmation number (if available):_______________________

         [ ] Uncertified check payable to Securities Transfer Company (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

                  Name of maker:________________________________

                  Date of check:________________________________

                  Bank on which check is drawn:_________________

         [ ]      Certified check payable to Securities Transfer Company

                  Name of maker:________________________________

                  Date of check:________________________________

                  Bank on which check is drawn:_________________

         [ ]      Cashier's check payable to Securities Transfer Company

                  Name of maker:________________________________

                  Date of draft:________________________________

         [ ]      Money order payable to Securities Transfer Company

                  Issuer of money order:________________________

                  Date of money order:__________________________

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DATE AND SIGN HERE:

By: ______________________________________________________________
    Name:
    Title:

Dated:___________________, 2003___________________________________

DTC Participant Number

____________________________________
Name of DTC Participant

PARTICIPANTS EXERCISING THE OVER-SUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST ALSO SUBMIT THE NOMINEE HOLDER OVER-SUBSCRIPTION CERTIFICATION ATTACHED HERETO AS EXHIBIT A TO THE SUBSCRIPTION AGENT.